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                           SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                             ---------------------------

                                      FORM T-1

                               STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939 OF
                     A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                            ---------------------------

                  CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                    A TRUSTEE PURSUANT TO SECTION 305(B)(2)_________

                            ---------------------------

                      CHEMICAL TRUST COMPANY OF CALIFORNIA
              (formerly Manufacturers Hanover Trust Company of California)
                 (Exact name of trustee as specified in its charter)

           CALIFORNIA                                            94-2926573
     (State of incorporation                                 (I.R.S. employer
      if not a national bank)                               identification No.)

       50 California Street
    San Francisco, California                                   94111
(Address of principal executive offices)                     (Zip Code)


                         ---------------------------
                        SALTON SEA FUNDING CORPORATION
             (Exact name of obligor as specified in its charter)

             DELAWARE                                         47-0790493
 (State or other jurisdiction of                           (I.R.S. employer
 incorporation or organization)                           identification No.)

302 South 36th Street, Suite 400-A
        Omaha, Nebraska                                         68131
(Address of principal executive offices)                      (Zip Code)

                       ---------------------------
                7.02% Senior Secured Series D Notes due May 30, 2000 8.30% Senior Secured Series E Bonds due May 30, 2011
                        (Title of the indenture securities)
                        ----------------------------------

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                                  GENERAL

ITEM 1.                    GENERAL INFORMATION.

                  Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

                  Superintendent of Banks of the State of California,
                           235 Montgomery Street, San Francisco, California 94104-2980.
                  Board of Governors of the Federal Reserve System,
                           Washington, D.C. 20551

         (b)      Whether it is authorized to exercise corporate trust powers.

                  Yes.

ITEM 2.                    AFFILIATIONS WITH THE OBLIGOR.

         If the obligor is an affiliate of the trustee, describe each such affiliation.

         None.

ITEM 4.                    TRUSTEESHIPS UNDER OTHER INDENTURES

         a) Title of the securities outstanding under each such other indenture.

                  $475,000,000 Series A Notes, B & C Bonds issued under Indenture dated as of 7-21-95

         b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310 (b) (1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

                  The Trustee is not deemed to have a conflicting interest within the meaning of Section 310 (b) (1) of the Act because (i) the indenture securities referenced in (a) above (the "Prior Securities") are not in default and (ii) proviso (i) under 310 (b) (1) is applicable and excludes the operations of 310 (b) (1) as the indenture to be qualified and the indenture entered into in connection with the Prior Securities (the "Prior Indenture") are wholly unsecured and rank equally and the Prior Indenture is specifically described in the indenture to be qualified.

ITEM 16.                   LIST OF EXHIBITS

         List below all exhibits filed as a part of this Statement of Eligibility.

         1. A copy of the Articles of Incorporation of the Trustee as now in effect, including the Restated Articles of Incorporation dated December 23, 1986 and the Certificate of Amendment dated March 26, 1992 (see
Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 33-55136, which is incorporated by reference).

         2. A copy of the Certificate of Authority of the Trustee to Commence Business (See Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-55136, which is incorporated by reference).

         3. Authorization to exercise corporate trust powers (Contained in Exhibit 2).


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         4.       A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 33-55136, which is incorporated by reference).

         5.       Not applicable.

         6. The consent of the Trustee required by Section 21(b) of the Act (See Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-55136, which is incorporated by reference).

         7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

         8.       Not applicable.

         9.       Not applicable.

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                                   SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Chemical Trust Company of California, a corporation organized and existing under the laws of the State of California, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of San Francisco and State of California, on the 2nd day of July, 1996.

                                      CHEMICAL TRUST COMPANY OF CALIFORNIA



                                      By      /s/ Rose T. Maravilla
                                          ---------------------------------
                                             ROSE T. MARAVILLA
                                             Assistant Vice President

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EXHIBIT 7.          Report of Condition of the Trustee.
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TRUST COMPANY


CONSOLIDATED REPORT OF CONDITION OF    Chemical Trust Company of California
                                     ---------------------------------------
                                                 (Legal Title)

LOCATED AT San Francisco              San Francisco             CA       94111
           --------------------------------------------------------------------
           (City)                      (County)             (State)      (Zip)

AS OF CLOSE OF BUSINESS ON   March 31, 1996            BANK NO.          1476
                           ----------------------------------------------------
===============================================================================
===============================================================================

ASSETS                                              DOLLAR AMOUNT IN THOUSANDS

1.   Cash and due from banks                                               73
2.   U.S. Treasury securities                                           10054
3.   Obligations of other U.S. Government agencies and corporations
4.   Obligations of States and political subdivisions
5.   Other securities                                                   11000
     (a)  Loans
     (b)  Less:  Reserve for possible loan losses
     (c)  Loans (Net)                                                       0
7.   (a)  Bank Premises, furniture and fixtures and other assets
          representing bank premises                                      137
     (b)  Capital leases included in 7(a) above
8.   Real estate owned other than bank premises
9.   Investments in subsidiaries not consolidated
10.  Other assets (complete schedule on reverse)                         1352
11.  TOTAL ASSETS                                                       22616
                                                                        =====

LIABILITIES

12. Liabilities for borrowed money
13. Mortage indebtedness
14. Other liabilities                                                    3596
15. TOTAL LIABILITIES                                                    3596
16. Capital notes and debentures                                         3596
                                                                         =====
SHAREHOLDERS EQUITY

17. Preferred stock--
   (a)  Number shares outstanding
18. Common stock--                                                         10
   (a)  Number shares authorized                                          100
   (b)  Number shares outstanding                                         100
19. Surplus.                                                             9990
20. TOTAL CONTRIBUTED CAPITAL                                           10000
21. Retained earnings and other capital reserves                         9020
22. TOTAL SHAREHOLDERS EQUITY                                           19020
23. TOTAL LIABILITIES AND CAPITAL ACCOUNTS                              22616
                                                                        =====

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MEMORANDA

1.  Assets deposited with State Treasurer to qualify for exercise of
    fiduciary powers (market value)                                        626
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The undersigned,
Frank J. Seidel               Vice President & Manager
- ---------------               ------------------------
Francis J. Farrell            Vice President & Manager
- ------------------            ------------------------
(Name and Title)

of the above named trust company, each declares, for himself alone and not for the other: I have a personal knowledge of the matters contained in this report (including the reverse side hereof), and I believe that each statement in said report is true. Each of the undersigned, for himself alone and not for the other, certifies under penalty of perjury that the foregoing is true and correct.

Executed on      4/29/96    at    San Francisco               , California
           ---------------------------------------------------  --------------
                       (Date)                             (City)

                 /s/ Frank J. Seidel              /s/ Francis J. Farrell
                ----------------------            ----------------------
                     (Signature)                        (Signature)




                           SCHEDULE OF OTHER ASSETS

               Accounts Receivable-Trade                        655
               Accounts Receivable-Chemical                       0
               Accrued Interest-Receivable                       73
               Deferred Taxes                                   396
               Other                                            228
                  Total (same as Item 10)                      1352
                                                             =======



                         SCHEDULE OF OTHER LIABILITIES

               Accrued Income Tax                              2472
               Accrued Expenses & A/P                            65
               Accrued Inter company Exp/Pay                     94
               Other                                            965
                  Total (same as Item 14)                      3596
                                                               ====


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